Exhibit 10.98

LA ROSA HOLDINGS CORP.

PROMISSORY NOTE

Principal Amount: $	Issue Date:____________, 2023

FOR VALUE RECEIVED, La Rosa Holdings Corp., a Nevada corporation, whose address is 1420 Celebration Boulevard., 2nd Floor, Celebration, Florida 34747 (the “Obligor”), hereby promises to pay to ______________, whose residence is located at _______________(“Holder”), the principal sum of Fifty Thousand Dollars and No Cents ($50,000), representing partial payment for the Holder’s 51% equity interest (“Ownership Interest”), in LA ROSA REALTY LAKE NONA, INC. (the “Company”), or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal Balance”), together with interest from the date (“Issue Date”) of this Promissory Note (this “Note”) on the unpaid Principal Balance until paid in full at a rate equal to Four and Forty Seven Hundredths Percent (4.47%) per annum, compounded annually (“Interest”). Each of the Holder and the Obligor are a “party” to this Note and together, they are the “parties” hereto. This Note is being given pursuant to that Amendment No. 2 to the Membership Interest Purchase Agreement by and among the Holder, the Obligor and the Company dated September 15, 2022, 2023 (“Purchase Agreement”). The Holder acknowledges and agrees that upon payment in full of this Note and the receipt of the other consideration pursuant to the Purchase Agreement, the Holder will be paid in full for his Ownership Interest and thereupon the Holder will, automatically, by virtue of his/her acceptance of such payment and receipt forever waive any claim against the Company and the Obligor for any amount relating to his/her former Ownership Interest in the Company except for the Holder’s right to enforce this Note.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder and the Obligor by the execution of this Note agree:

1.   Maturity. Unless prepaid as provided in Section 2, the full Principal Balance and all accrued and unpaid Interest under this Note shall be due and payable on the one year anniversary of the Closing Date of the Purchase Agreement, or if such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid Principal Balance of this Note, together with accrued and unpaid Interest thereon and other amounts due hereunder, shall become immediately due and payable upon an Event of Default. A “Business Day” is any day other than a Saturday, Sunday or Federal holiday. This Note does not amortize nor are any interest payments due before the Maturity Date.

2.   Payment; Prepayment. (a) All payments of the Principal Balance and Interest shall be made in lawful money of the United States of America by bank check, money order, cash or via wire transfer to an account of the Holder noticed to the Obligor in writing prior to the Maturity Date at the option of the Obligor, to the Holder’s address set forth above or to the Holder’s last address noticed in writing to the Obligor. Payment shall be credited first to the Principal Balance, then to the accrued Interest then due and payable.

(b)  The Principal Balance may be prepaid, in whole or in part, at any time after the Issue Date, or from time to time thereafter, plus all accrued Interest on the prepaid Principal Balance to the date of prepayment, without premium or penalty.

3.  Security. This Note shall not be secured by any assets of the Obligor, the Company or of any affiliate thereof.

4.  Ranking. The Note will rank on a parity with all existing and future debt of the Obligor, except for any secured debt and for any debt issued after the Issue Date that is denominated by the Obligor as senior to the Note.

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5.   Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)  The Obligor shall fail to pay any Principal Balance or Interest payment on the due date hereunder and such payment shall not have been made within five (5) Business Days after the Obligor’s receipt of the Holder’s written notice to the Obligor of such failure to pay;

(b)  The Obligor shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of himself or any part of its assets or property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its creditors; (iv) become insolvent (as such term may be defined or interpreted under Nevada law); (v) commence a voluntary case or other proceeding seeking relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take any action for the purpose of effecting any of the foregoing.

(c)  If this Note shall cease to be, or be asserted by the Obligor not to be, a legal, valid and binding obligation of the Obligor enforceable in accordance with its terms.

6  Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Obligor, declare all outstanding Principal and accrued and unpaid Interest payable by the Obligor hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Obligor. In addition to (but not instead of) the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to him/her by this Note or otherwise permitted to him/her by law, either by suit in equity or by action at law, or both. In the event that the Holder engages counsel to enforce the collection of this Note after an uncured Event of Default in an action at law in a court of competent jurisdiction, the Holder shall be entitled to be reimbursed for his reasonable and documented legal fees and expenses incurred in connection with such collection efforts as may be determined by the court.

7.  Waiver and Amendment. Any term of this Note may be amended only with the written consent of the Obligor and the Holder. No waiver of any provision of this Note, or consent to any departure by the Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Holder and the Obligor. Each waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

8.  Transferability. This Note and the rights shall not be transferred, pledged, sold, gifted, donated, hypothecated, conveyed, assigned or otherwise transferred by the Holder, whether voluntarily or involuntarily, except (i) that the Holder may assign his rights hereunder to the spouse or descendants of such Holder in the event of the Holder’s death by will; or (ii) prior to Holder’s death to any trust for the benefit of Holder’s spouse or descendants.

9.  Assignment by the Obligor. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Obligor without the prior written consent of Holder except upon the change in control of the Obligor.

10.  Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given: (i) if delivered personally or actually received, as of the date received; (ii) if delivered by certified mail, return receipt requested, postage prepaid and properly addressed; or (iii) if delivered by a nationally recognized overnight delivery service with all fees prepaid, if to the Obligor or the Holder, to their respective address set forth in the first paragraph hereof, or such other address as either party may from time to time designate in writing to the other party hereto.

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11.  Loss of Note. Upon receipt by the Obligor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and indemnity and, in the Obligor’s discretion, bond, satisfactory to the Obligor (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Obligor will (at its expense) make and deliver in lieu of such Note a new Note of like tenor.

12.  Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of the Principal Balance or Interest under this Note shall fall on date that is not a Business Day, then the date for the making of that payment shall be the next subsequent Business Day.

13.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state or federal courts located in, or for federal courts adjacent to, Osceola County, Florida, and each of the Obligor and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts. Each party hereby waives a trial by jury. No party shall be liable to the other party for incidental, consequential or punitive damages. Moreover, the Holder shall not have the right to restrain, enjoin or prohibit, through an action in equity, the business of the Obligor, the Company or their affiliates and hereby agrees that a remedy in damages is sufficient for any Event of Default under, or breach of, this Note.

14.  Entire Agreement. This Note embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, promissory notes, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. The invalidity, illegality or unenforceability in any jurisdiction of any provision in this Note shall not affect or impair the validity, legality or enforceability of the remaining provisions of this Note in any other jurisdiction. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

15.  Interpretation. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References to “dollars” or “$” are to U.S. dollars. The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Note. The terms of this Note have been previously agreed and such terms shall not be construed against the drafter in its construction or interpretation.

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16.   Counterparts; Facsimile Signatures. This Note may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart. The exchange of copies of this Note and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

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IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and issued as of the date first written above.

OBLIGOR
La Rosa Holdings Corp.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

Received, acknowledged and agreed as of the ___ day of ________________, 2023:

HOLDER:

By:
Name:

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